UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 12, 2011, IDT Corporation (the “Registrant”) and its subsidiary IDT Domestic Telecom, Inc. (“IDT Telecom”) entered into a binding term sheet with T-Mobile USA, Inc. (“T-Mobile”) to settle litigation related to a complaint filed by T-Mobile on May 15, 2009, against IDT Telecom in the Superior Court of the State of Washington, King County (the “Complaint”).  As previously disclosed by the Registrant in its annual and quarterly reports on Form 10-K and Form 10-Q respectively, the Complaint alleged that IDT Telecom breached a wholesale supply agreement entered into between T-Mobile and IDT Telecom in February 2005, as amended, by failing to purchase at least $75 million in services from T-Mobile. The Complaint sought approximately $55 million for alleged damages and interest. In consideration of the settlement of all disputes between the parties, on October 13, 2011, IDT Telecom paid T-Mobile $10 million.   The parties will execute a formal settlement agreement containing standard mutual releases and covenants not to sue and at such time will also execute and file a stipulation of dismissal of the Complaint with the Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman and Chief Executive Officer

Dated: October 17, 2011